CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-251212 on Form S-6 of our report dated January 25, 2021, relating to the financial statement of FT 9129, comprising Dividend Edge Portfolio, Series 17, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

January 25, 2021